Exhibit 99.1

DE IV Flow, LLC

Unaudited Interim Condensed Combined Carve-Out Financial Statements

As of March 31, 2026, and December 31, 2025

And for the Three Months Ended March 31, 2026, and March 31, 2025

DE IV FLOW, LLC

INDEX TO THE UNAUDITED INTERIM CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS

DE IV Flow, LLC

Condensed Combined Carve-Out Balance Sheets

(Unaudited)

	As of March 31, 2026	As of December 31, 2025
Assets
Current assets:
Accounts receivable	$521,977	$1,074,368
Insurance receivable	1,641,993	2,345,589
Sourced water inventory	1,423,687	716,638
Other current assets	25,000	25,000

Total current assets	3,612,657	4,161,595
Property, plant and equipment:
Land	2,663,696	300,076
Property, plant and equipment	74,738,740	71,407,976

Total property, plant and equipment	77,402,436	71,708,052
Less: Accumulated depreciation, amortization and accretion	(5,925,930)	(4,739,230)

Total property, plant and equipment, net	71,476,506	66,968,822

Total assets	$75,089,163	$71,130,417

Liabilities and Net Parent Investment
Current liabilities:
Accrued liabilities	$542,952	$1,357,973
Accrued capital expenditures	2,978,097	2,789,846

Total current liabilities	3,521,049	4,147,819
Deferred tax liability	121,101	124,589
Asset retirement obligations	2,617,287	2,443,097
Commitments and contingencies (Note 8)
Net parent investment	68,829,726	64,414,912

Total liabilities and net parent investment	$75,089,163	$71,130,417

The accompanying notes are an integral part of these condensed combined carve-out financial statements.

DE IV Flow, LLC

Condensed Combined Carve-Out Statements of Operations

(Unaudited)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
Revenues:
Midstream revenues - related party	$20,272,491	$3,852,901
Midstream revenues - third party	274,207	177,423

Total revenues	20,546,698	4,030,324

Cost of revenues:
Cost of goods sold	7,003,841	—
Direct operating expenses	523,009	1,322,854
Depreciation, amortization and accretion	1,233,504	493,365

Total cost of revenues	8,760,354	1,816,219

Gross profit	11,786,344	2,214,105
Operating Expenses:
Loss on property abandonment	494	—
General and administrative	497,758	74,012

Total operating expenses	498,252	74,012

Income from operations	11,288,092	2,140,093
Other income (expense):
Interest expense	(85,186)	(3,297)

Income before income taxes	11,202,906	2,136,796
Income tax expense (benefit)	(3,488)	22,746

Net income	$11,206,394	$2,114,050

The accompanying notes are an integral part of these condensed combined carve-out financial statements.

DE IV Flow, LLC

Condensed Combined Carve-Out Statements of Changes in Net Parent Investment

(Unaudited)

Net Parent Investment
Balance - December 31, 2024	$28,137,160
Net transfers to parent	(2,392,016)
Net income	2,114,051

Balance - March 31, 2025	$27,859,195

Balance - December 31, 2025	$64,414,912
Net transfers to parent	(6,791,580)
Net income	11,206,394

Balance - March 31, 2026	$68,829,726

The accompanying notes are an integral part of these condensed combined carve-out financial statements.

DE IV Flow, LLC

Condensed Combined Carve-Out Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
Cash flows from operating activities:
Net income	$11,206,394	$2,114,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	1,233,504	493,365
Amortization of deferred financing costs	5,591	349
Deferred tax expense (benefit)	(3,488)	22,746
Abandonment of properties	494	—
Changes in operating assets and liabilities:
Accounts receivable	552,391	98,239
Insurance receivable	703,596	—
Sourced water inventory	(707,049)	(124,728)
Accrued liabilities	(815,021)	(949,982)

Net cash provided by operating activities	12,176,412	1,654,040

Cash flows from investing activities:
Purchase of property and equipment	(5,384,832)	(60,830)
Proceeds from sale of properties	—	798,806

Net cash provided by (used in) investing activities	(5,384,832)	737,976

Cash flows from financing activities:
Net transfers to parent	(6,791,580)	(2,392,016)

Net cash used in financing activities	(6,791,580)	(2,392,016)

Net increase (decrease) in cash	—	—

Cash - Beginning of period	—	—

Cash - End of period	$—	$—

Supplemental cash flow information:
Cash paid for interest	$74,221	$2,800
Non-cash transactions:
Additions (reductions) to accrued property, plant and equipment	$188,251	$(37,378)
Asset retirement obligations incurred or acquired	$127,385	$—

The accompanying notes are an integral part of these condensed combined carve-out financial statements

DE IV Flow, LLC

Notes to the Unaudited Condensed Combined Carve-Out Financial Statements

1.	ORGANIZATION AND NATURE OF BUSINESS

Description of the Business and Formation – The accompanying condensed combined carve-out financial statements and notes present the condensed combined statements of financial position, statements of operations, and cash flows of DE IV Flow, LLC (“DE Flow” or the “Company”). DE Flow is a wholly owned subsidiary of Double Eagle IV Midco, LLC (the “Parent”), a Delaware limited liability company.

The Company consists of all the assets and operations of the midstream water business of the Parent. The Company was formed to source, recycle and transport supply water to entities engaged in the development of oil and natural gas properties and for the gathering and disposal of produced water volumes related to oil and natural gas operations in the Midland Basin of the Permian Basin in West Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – These condensed combined carve-out financial statements reflect the combined historical results of operations, financial position and cash flows of the Company for the periods presented. The Company has historically operated as a component of the Parent’s consolidated entity and not as a standalone entity. The accompanying condensed combined carve-out financial statements represent the historical operations of the Company (as that term has been defined by Rule 11-01(d) of Regulation S-X) and have been derived from the Parent’s historical accounting records. The condensed combined carve-out financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim reporting. The condensed combined carve-out financial statements of the Company reflect the assets, liabilities, revenue and expenses directly attributable to the Company, as well as allocations of certain costs deemed reasonable by management, to present the financial position, results of operations, changes in net parent investment and cash flows of the Company as a carved-out entity. The unaudited condensed combined carve-out financial statements do not include all of the disclosures required for complete annual financial statements prepared in conformity with U.S GAAP. Therefore, the accompanying unaudited condensed combined carve-out financial statements and related notes should be read in conjunction with the combined carve-out financial statements for the fiscal year ended December 31, 2025.

The financial information included herein may not necessarily reflect the condensed combined carve-out financial position, results of operations, changes in net parent investment and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented. Further, the condensed combined carve-out financial statements may not be indicative of the Company’s future performance, financial position, or cash flows. All intracompany transactions and account balances have been eliminated in the condensed combined carve-out financials of the Company.

Carve-Out Principles – the following summarizes the carve-out principles applied in the preparing these condensed combined carve-out financial statements.

The condensed combined carve-out financial statements reflect the revenue and expenses attributable to the Company. Revenue and operating expenses that have been specifically identified as pertaining to the Company have been attributed directly without separate allocation or apportionment.

Balance sheet items have been generally attributed based on their actual use during the periods presented, that is, if assets and liabilities are primarily used by and relate to the Company, they have been attributed to the condensed combined carve-out statements of financial position. For shared assets and liabilities that remain with the Parent and are not recognized in these condensed combined carve-out financial statements, the corresponding cost of using the asset or liability has been included in the condensed combined carve-out results of operations.

The condensed combined carve-out financial statements also include the separate allocation of income, expense, assets, liabilities and cash flows which are based on management judgment, assumptions and estimates as described below. The most significant estimates, judgments and assumptions relate to long-term debt, income tax and net parent investment.

Management considers that the allocations have been made on a reasonable basis, but they are not necessarily indicative of the income and costs that would have been incurred if the Company had been a standalone entity preparing financial statements for the periods presented. All intracompany transactions have been eliminated. All transactions between the Company and the Parent have been included in these condensed combined carve-out financial statements but have not been historically settled in cash. The aggregate net effect of transactions between the Company and the Parent has been reflected in the condensed combined balance sheets as net parent investment and in the condensed combined statements of cash flows as net transfers from (to) parent.

Corporate Allocations - Corporate allocations include costs from centralized corporate functions associated with executive management, accounting, treasury, tax, human resources, procurement and other shared services. These costs were allocated to the Company based on direct usage when identifiable and, when not directly identifiable, on a pro-rata basis. In the condensed combined carve-out financial statements, costs have been allocated based on a ratio of revenues of the Company to the total revenues of the Parent. For the three months ended March 31, 2026, and 2025, the Company incurred approximately $0.5 million and $0.07 million, respectively, which is included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations. Management believes this methodology, including underlying assumptions regarding the allocation of general corporate expenses from the Parent, is reasonable. However, these condensed combined carve-out financial statements may not include all the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred had the Company operated as a standalone company would depend on multiple factors. The Company may also incur additional costs associated with being a standalone Company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in our historical condensed combined carve-out results of operations, financial position and cash flows. See Note 7 Related Party Transactions for further discussion.

Long-Term Debt - The Parent is the legal obligor of a debt instrument that is primarily used to finance oil and gas property development, including the assets of the Company. As the Parent is the legal obligor of the debt instrument and no obligation will be transferred to the Company, the Parent will retain the obligation associated with the debt instrument. Due to the historical operations of the Company benefitting from the financing provided for oil and gas property development, and because borrowings associated with the debt instrument are primarily driven by capital spend, interest expense and debt cost amortization related to this debt instrument have been allocated to the Company using a ratio of capital additions of the Company to the total capital additions of all the Parent. Management believes this methodology is reasonable; however, the allocated interest expense may not be indicative of the interest expense the carve-out entity would have incurred on a standalone basis since the carve-out entity did not operate with independent financing during the periods presented. As a result, the interest expense reflected herein may differ significantly for interest expense that would be incurred as a standalone entity.

Income Tax - The deferred tax liability and income tax expense represent Texas Franchise Taxes, all operations are under a single jurisdiction. Texas Franchise Tax was derived primarily from the net profit of the oil and gas properties. The current portion of income tax expense and payable will be retained by the Parent since the expense relates to net taxable profits derived from the retained properties and the Parent is responsible for the related payment.

Net Parent Investment - Net parent investment represents the Parents’s historical net investment in the Company resulting from various transactions with and allocations from the Parent. Balances due to and due from the Parent and accumulated earnings attributable to the Company’s operations are included in net parent investment. The Parent uses a centralized approach to cash management and financing of its operations, and as such financial transactions related to the Company are accounted for through net parent investment. Accordingly, cash and cash equivalents and debt of the Parent have not been included within these condensed combined carve-out financial statements of the Company. The cash generated by the Company’s operations and expenses paid are reflected in “Net transfers from (to) parent” in the accompanying condensed combined carve-out statements of cash flows.

Use of Estimates – The preparation of condensed combined carve-out financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined carve-out financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates and judgments are based on information available at the time such estimates and judgments are made which include historical experience, consultation with experts and other methods the Company considers reasonable in the particular circumstances. Although management believes the estimates are appropriate, actual results may differ from those estimates.

The most significant estimates pertain to the assessment of recoverability of long-lived assets, the fair value of asset retirement obligations, estimates relating to midstream revenues and expenses, and estimates of expenses related to legal, environmental and other contingencies. Certain of these estimates require assumptions regarding future costs and expenses.

Accrued Liabilities – Accrued liabilities are comprised of the following as of March 31, 2026, and December 31, 2025:

	As of March 31, 2026	As of December 31, 2025
Accrued direct operating expenses	$122,210	$86,503
Accrued environmental liability	400,000	1,242,090
Accrued property tax	20,742	29,380

Total accrued liabilities	$542,952	$1,357,973

Concentrations of Credit Risk – The Company is subject to risk resulting from the concentration of its midstream service revenues with the Parent. For the three months ended March 31, 2026, and March 31, 2025, the Parent comprised approximately 99% and 96%, respectively, of the midstream service revenues. The Company is almost entirely dependent upon the continued activity of the Parent. See Note 7 Related Party Transactions for further discussion.

Recently Issued Accounting Standards

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”). Recently issued ASUs not yet effective were assessed and determined not to be applicable.

3.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net of accumulated depreciation, amortization and accretion consist of the following amounts:

	As of March 31, 2026	As of December 31, 2025
Pipelines	$45,460,657	$44,146,731
Produced water disposal wells	12,606,856	11,939,238
Recycled water ponds	13,419,310	12,155,453
Facilities	2,725,115	2,656,976
Water wells	526,802	509,578
Land	2,663,696	300,076

Total property, plant and equipment	77,402,436	71,708,052

Less: Accumulated depreciation, amortization and accretion	(5,925,930)	(4,739,230)

Total property, plant and equipment, net	$71,476,506	$66,968,822

For the three months ended March 31, 2026, and March 31, 2025, depreciation, amortization and accretion expense was $1.2 million and $0.5 million, respectively.

4.	ASSET RETIREMENT OBLIGATIONS

The following table describes the changes to the Company’s ARO obligation for the following periods:

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
Asset retirement obligations, beginning of period	$2,443,097	$776,709
Liabilities incurred	127,385	—
Accretion expense	46,805	14,881

Asset retirement obligations, end of period	$2,617,287	$791,590

As of March 31, 2026, and March 31, 2025, no assets were legally restricted for use in settling asset retirement obligations, and all obligations were classified as long-term in the condensed combined carve-out balance sheets as the Company does not expect to incur any of these charges within the next year.

5.	NET PARENT INVESTMENT

All significant intercompany transactions between the Company and the Parent have been included in the condensed combined carve-out financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the condensed combined carve-out statements of cash flows as a financing activity, in the condensed combined carve-out statements of changes in net parent investment as net transfers from parent, and in the condensed combined carve-out balance sheets as a component of net parent investment.

6.	INCOME TAXES

Income Taxes

The Company is not a separate legal or taxable entity for federal income tax purposes and, as a result, no provision has been made for federal income taxes. The Parent is organized as a partnership for U.S. federal income tax purposes; therefore, generally not subject to U.S. federal income taxes. Accordingly, the income or loss of the Company is included in the tax returns of the individual members of the Parent. The Company has no tax returns that are subject to examination by the Internal Revenue Service (“IRS”) or applicable state taxing authority.

Under the centralized partnership audit rules, the IRS assesses and collects underpayments of tax from the entity instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company because of an IRS examination will be treated as a distribution from the Company to the members in the condensed combined carve-out financial statements.

Texas Margin Tax

The Company’s net income is subject to the Texas Margin Tax that requires tax payments at a maximum statutory effective rate of 0.75% on the taxable margin of each taxable entity that does business in Texas. The margin tax qualifies as an income tax under Accounting Standards Codification 740, Income Taxes (“ASC 740”), which requires the Company to recognize currently the impact of this tax on the temporary differences between the book basis and the tax basis attributable to such tax. As of March 31, 2026, and 2025, the Company had temporary differences between GAAP and tax basis, creating a deferred tax liability using the asset and liability method.

For the three months ended March 31, 2026, the Company recognized a deferred tax liability in the amount of approximately $0.1 million related to the Texas Margin Tax which is included in the accompanying condensed combined carve-out balance sheets. The Company recognized income tax benefit of approximately $3,488 related to the Texas Margin Tax.

For the three months ended March 31, 2025, the Company recognized a deferred tax liability in the amount of approximately $0.06 million related to the Texas Margin Tax which is included in the accompanying condensed combined carve-out balance sheets. The Company recognized income tax expense of approximately $22,746 related to the Texas Margin Tax.

Uncertain Tax Positions

Uncertain tax positions are recognized in the condensed combined carve-out financial statements only if that position is more-likely-than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company had no uncertain tax positions as of March 31, 2026, and December 31, 2025.

7.	RELATED PARTY TRANSACTIONS

The Company evaluated its relationships, commitments, and other agreements with its counterparties to determine the existence of related party transactions. The following transactions were determined to be between related parties, such as equity partners which own a controlling interest in the Company, certain members of management or entities affiliated therewith.

Acquisitions and Divestitures of Land

From time to time, the Company acquires and/or divests properties from/to other management members’ controlled entities.

For the three months ended March 31, 2026, the Company paid consideration to management members’ controlled entities of approximately $2.4 million for the acquisition of land. There were no amounts included in “Accounts receivable” or “Accrued liabilities” as of March 31, 2026, in the accompanying condensed combined carve-out balance sheets.

For the three months ended March 31, 2025, the Company received consideration from management members’ controlled entities of approximately $0.8 million for the sale of land. No gain or loss was recognized regarding the sale of land.

Midstream Revenues

Related party transactions include transactions with the Parent and its affiliates. The Company has entered into certain agreements that govern these transactions, the most significant of which are commercial agreements for the provision of midstream services to the Parent. The Company derives substantially all its revenue from these commercial agreements, which consist of the following amounts for the three months ended March 31, 2026, and March 31, 2025:

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
Sourced water sales	$12,576,651	$—
Produced water gathering and disposal	7,695,840	3,852,901

Total	$20,272,491	$3,852,901

Management Services Agreements

The Company is subject to a management services agreement with the management entity that oversees the Parent. Whereas the employees of the management entity provide all related services to the Company for the operation, maintenance and reporting of the Company. For the services provided, the Company pays actual general and administrative expenses incurred by the management entity. For the three months ended March 31, 2026, the Company incurred approximately $0.3 million related to this agreement which is included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations. For the three months ended March 31, 2025, the Company incurred approximately $0.04 million related to this agreement which is included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations.

In addition to the approved general and administrative expense amount, the management service agreement allows for certain direct costs to be billed to the Company. These costs include salaries and burdens related to dedicated operational employees employed by the management entity, and associated direct costs related to the job requirements of those employees. These amounts are directly billed to the Company based on those specific costs. For the three months ended March 31, 2026, the Company incurred approximately $0.1 million related to the costs which are included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations. For the three months ended March 31, 2025, the Company incurred approximately $0.01 million related to the costs which are included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations.

Direct Business Activities

The Company periodically utilizes direct business services from management-controlled entities. These services utilized relate to IT support, and travel. For the three months ended March 31, 2026, the Company incurred approximately $0.02 million in direct business services, which is in included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations. For the three months ended March 31, 2025, the Company incurred approximately $0.02 million in direct business services, which is in included in “General and administrative expenses” in the accompanying condensed combined carve-out statements of operations.

8.	COMMITMENTS AND CONTINGENCIES

Litigation

From time-to-time the Company is party to certain legal, regulatory, or administrative proceedings that arise in the ordinary course and are incidental to the business. As of March 31, 2026, there are no such pending proceedings to which the Company is party to that management believes will have a material adverse effect on the Company’s results of operations, cash flows or financial condition. However, future events or circumstances, currently unknown to management, will determine whether the resolution of any litigation or claims will ultimately have a material effect on the results of operations, cash flow or financial condition in any future reporting periods.

Environmental

Environmental expenditures that relate to existing conditions caused by past operations and that have no future economic benefits are expensed. Environmental expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Liabilities for expenditures that will not qualify for capitalization are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are undiscounted unless the timing of cash payments for the liability is fixed or reliably determinable. Environmental liabilities normally involve estimates that are subject to revision until settlement or remediation occurs.

Casualties and Other Risks

The Company maintains coverage from various insurance programs, which provide the Company with property damage and other coverage which are customary for the nature and scope of operations.

The Company believes it has adequate insurance coverage, although insurance will not cover every type of loss that might occur. As a result of insurance market conditions, premiums and deductibles for certain insurance policies could increase significantly, and in certain instances, insurance may become unavailable, or available at reduced coverage.

If the Company were to incur a significant loss for which it was not adequately insured, the loss could have a material impact on the results of operations, cash flow or financial condition. In addition, the proceeds of any available insurance may not be paid in a timely manner and may be insufficient if such an event were to occur. Any event that interrupts revenues, or which causes the Company to make a significant expenditure not covered by insurance, could reduce the ability to meet future financial obligations.

The Company has recorded an undiscounted environmental remediation liability of $1.6 million based on current estimates of costs to remediate a site, of which $1.2 million has been incurred and paid as of March 31, 2026. These estimates are subject to change as additional information becomes available and the ultimate cost of remediation may vary due to uncertainties in regulatory requirements, remediation technologies, and site conditions. At this time, management cannot reasonably estimate additional losses, if any, that may be incurred. The Company has insurance policies that provide coverage for certain environmental remediation costs. Expected insurance recoveries are recorded as receivables when recovery is deemed probable, based on the terms of the policies and the Company’s experience with its insurers. As of March 31, 2026, insurance receivables of $1.6 million were recorded in “Insurance receivable” in the accompanying condensed combined carve-out balance sheets.

Commitments

Minimum Commitments

The Company entered into a fresh water supply agreement (“WSA”) with a third-party during the year ended December 31, 2025. The WSA contains minimum payment obligations over the two-year term of the WSA. For the three months ended March 31, 2026, the Company purchased approximately $0.9 million in fresh water from the third-party under the WSA. As of March 31, 2026, total minimum commitments from purchase obligations not qualifying as leases were as follows:

Total Minimum Commitments
2026	$802,083
2027	666,667
2028	—
2029	—
2030	—
Thereafter	—

Total minimum commitments	$1,468,750

9.	SUBSEQUENT EVENTS

On May 4, 2026, EagleRock Land, LLC, EagleRock Land Operating, LLC and certain contributing entities, including the Company (the “Contributors”) entered into a Contribution and Assignment Agreement that sets forth the terms of the corporate reorganization to be effected in connection with, and contingent upon, the closing of EagleRock’s proposed initial public offering (the “Offering”).

On May 14, 2026, EagleRock completed its initial public offering of 17,300,000 Class A shares representing limited liability company interest (“Class A shares”) at a price to the public of $18.50 per share. In addition, EagleRock granted the underwriters a 30-day option to purchase up to an additional 2,595,000 Class A shares at the public offering price, less underwriting discounts and commissions. The Offering, including the underwriters’ option, closed on May 15, 2026.

Concurrent with the completing of the Offering, all interests in the Company were contributed to EagleRock Land Operating, LLC (“EagleRock Operating” or “OpCo”) in exchange for 45,873,930 membership interests in OpCo (“OpCo Units”) and a corresponding number of limited liability company interest (“Class B shares”).

The Company has evaluated subsequent events through June 4, 2026, the date the condensed combined carve-out financial statements were available to be issued, and determined that there were no additional events that would materially affect the condensed combined carve-out financial statements.